EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Cybergy Holdings, Inc., (the "Company") for the quarter ended July 3, 2015, as filed with the Securities and Exchange Commission (the "Report"), I, Mark Gray, Chief Executive Officer and I, Bill Gregorak, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2015	By	/s/ Mark Gray
Mark Gray
Chief Executive Officer (Principal Executive Officer)

Date: August 14, 2015	By	/s/ Bill Gregorak
Bill Gregorak
Chief Financial Officer (Principal Accounting Officer)